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                                                                    EXHIBIT 10.2

March 30, 2006

Kimberly A. Samon
14595 Creek Club Drive
Alpharetta, GA 30004

Dear Ms. Samon:

As part of our offer of employment to you for the position of Senior Vice President of Human Resources, your status will be that of an at-will employee of Simmons Bedding Company. However, we are offering you, among other things, the ability to earn one year of severance benefits should your employment with us be terminated other than for Cause (as defined below) after six (6) months of continuous employment. The specific details of this letter agreement ("Agreement") are outlined below. It is important for you to read this in detail and understand it before you sign it. We also encourage you to consult with an attorney (at your own expense) before signing this Agreement, to the extent you deem appropriate. Do not hesitate to ask questions.

1. CONSIDERATION. THIS AGREEMENT IS MADE BETWEEN KIMBERLY A. SAMON (THE "EMPLOYEE" OR "YOU") AND SIMMONS COMPANY (p/k/a THL BEDDING HOLDING COMPANY), A DELAWARE CORPORATION, ("HOLDINGS"), AND SIMMONS BEDDING COMPANY, (p/k/a SIMMONS COMPANY), A DELAWARE CORPORATION, ALONG WITH ITS SUBSIDIARIES, PARENTS, JOINT VENTURES, AFFILIATED ENTITIES, AND INCLUDES ITS SUCCESSORS AND ASSIGNS OR ANY SUCH RELATED ENTITIES (THE "COMPANY"). IN CONSIDERATION OF CONTINUED EMPLOYMENT AND FUTURE WAGES AND EMPLOYMENT BENEFITS TO YOU, PAYMENT OF WHICH DURING THE PERIOD OF YOUR EMPLOYMENT IS A CONDITION OF THIS AGREEMENT, AND IN CONSIDERATION OF THE PROMISES AND COVENANTS CONTAINED HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH CONSIDERATION ARE HEREBY ACKNOWLEDGED, YOU AGREE AS FOLLOWS:

2. Severance Benefits.

      a. Discharge other than for Cause. If you have been continuously employed by the Company for at least six (6) months and your employment is terminated by the Company other than for "Cause," as defined in Section 2.b. below, you shall continue to receive your regular annual base salary in effect on the date of termination, excluding bonus(es) and any other compensation, paid at regular payroll intervals for twelve (12) months following the termination date, less applicable withholdings ("Severance Pay"); provided, however, should you violate any provision of this Agreement, including and especially Section 3, you shall not be entitled to any Severance Pay, and the Company shall be entitled to cease such payments. Further, you will only receive Severance Pay under this Section if you sign a general release form furnished by the Company, such release to be provided to you at the time you are notified of the termination. That form may include any provision customary in formal settlement agreements and general releases, to the fullest extent lawful, including such things as: your release of the Company and all conceivably related persons, entities or affiliates, from all known and unknown claims; your covenant never in the future to pursue any released claim; and your promise never to seek employment with the Company in the future. You acknowledge and agree that Severance Pay under this Section made on normal pay dates shall not be construed as an extension of employment.

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      b. Discharge for Cause. If the Company terminates your employment for
Cause at any time as set forth herein, you shall not receive any of the benefits set forth in Section 2.a. above. As used herein, "Cause" shall mean the Company's good-faith belief at the time of the termination of:

            (a) any failure and/or refusal by you to follow the Company's reasonable and lawful directions or any failure and/or refusal by you to perform your essential duties (other than by reason of physical or mental illness, injury, or condition);

            (b) any failure and/or refusal by you to comply with Company policies; or

            (c) your engaging in any conduct that is or may be dishonest, unlawful or disreputable, or is to the possible detriment of the Company or your own reputation.

      c. Termination by the Employee. In the event that you terminate your employment with the Company for any reason at any time, you shall not receive any of the benefits set forth in Section 2.a.

      d. Termination by Change of Control. If your employment is terminated by the Company during the first six (6) months of your employment due to a change in control of the Company, you shall be entitled to the Severance Pay defined in
Section 2.a., subject to the conditions set forth therein.

      e. All Terminations. Notwithstanding anything else set forth above in this
Section 2, you shall be bound by the restrictive covenant obligations pursuant to Section 3 upon termination of your employment with the Company, regardless of whether the Company or you terminated your employment or whether the termination was for Cause or other than for Cause.

3. Restrictive Covenants.

      a. Definitions:

            (1) "Business of the Company" means the highly competitive business of developing, manufacturing, marketing, distributing, and/or selling sleep products, including mattresses, foundations, changing pads and covers, and bedding components for the same.

            (2) "Competitive Business(es)" include any firm, partnership, joint venture, corporation and/or any other entity and/or person, including but not limited to Sealy Corporation, Serta International, Spring Air Company, Select Comfort Corporation, Tempur-Pedic International, Inc., King Koil Licensing Company, Inc., and/or any licensee of such entity, that develops, manufactures, markets, distributes, and/or sells any of the sleep products described in
Section 3.a.(1).

            (3) Your "Job Duties" are those duties described in Exhibit A, attached hereto, as well as those duties as may from time-to-time reasonably be prescribed by the Company during the period of your employment with the Company.

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            (4) "Customers" means any firm, partnership, corporation and/or any other entity and/or person that purchased or purchases from the Company any of the sleep products described in Section 3.a.(1).

            (5) "Customer Prospects" means any firm, partnership, corporation and/or any other entity and/or person reasonably expected by the Company to purchase from the Company any of the sleep products described in Section 3.a.(1).

            (6) "Vendors" means any individual and/or entity that provided goods and services to the Company.

            (7) "Material Contact" means personal contact or the supervision of the efforts of those who have direct personal contact with a Customers, Customer Prospects, or Vendors in an effort to initiate or further a business relationship between the Company and such Customers, Customer Prospects, or Vendors.

            (8) "Confidential Information" means information about the Company and its Customers, Customer Prospects, and/or Vendors that is not generally known outside of the Company, which you will learn of in connection with your employment with the Company. Confidential Information may include, without limitation: (1) the terms of this Agreement, except as necessary to inform a subsequent employer of the restrictive covenants contained herein and/or your attorney, spouse, or professional tax advisor and, even as to such a person, only if the person agrees to honor this confidentiality requirement; (2) the Company's business policies, finances, and business plans; (3) the Company's financial projections, including but not limited to, annual sales forecasts and targets and any computation(s) of the market share of Customers and/or Customer Prospects; (4) sales information relating to the Company's product roll-outs;
(5) customized software, marketing tools, and/or supplies that you may be provided access to by the Company and/or may create; (6) the identity of the Company's Customers, Customer Prospects, and/or Vendors (including names, addresses, and telephone numbers of Customers, Customer Prospects, and/or Vendors); (7) any list(s) of the Company's Customers, Customer Prospects, and/or Vendors; (8) the account terms and pricing upon which the Company obtains products and services from its Vendors; (9) the account terms and pricing of sales contracts between the Company and its Customers; (10) the proposed account terms and pricing of sales contracts between the Company and its Customer Prospects; (11) the names and addresses of the Company's employees and other business contacts of the Company; and (12) the techniques, methods, and strategies by which the Company develops, manufactures, markets, distributes, and/or sells any of the sleep products described in Section 3.a.(1).

            (9) "Trade Secrets" means Confidential Information which meets the additional requirements of the Delaware Uniform Trade Secrets Act ("DUTSA"), 6 DEL. CODE ANN. Sections 2001-2011, and/or under any other applicable law.

            (10) "Proprietary Rights" means any and all inventions, discoveries, developments, methods, processes, compositions, works, supplier and customer lists (including information relating to the generation and updating thereof), concepts, and ideas (whether or not

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patentable or copyrightable) conceived, made, developed, created, or reduced to practice by you (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) prior to or during your employment, which may be directly or indirectly useful in, or related to, the Business of the Company or any business or products contemplated by the Company while you were or are an employee, officer, or director of the Company.

      b. You agree that your work for the Company will bring you into close contact with many of the Company's Customers, Customer Prospects, Vendors, Trade Secrets, and Confidential Information. You further agree that the covenants in this Section 3 are reasonable and necessary to protect the Company's legitimate business interests and its Customer, Customer Prospect, and/or Vendor relationships, Trade Secrets, and Confidential Information.

      c. You agree to faithfully perform the duties assigned to you and will not engage in any other employment or business activity while employed by the Company that might interfere with your full-time performance of your duties for the Company or cause a conflict of interest. You agree to abide by all of the Company's policies and procedures, which may be amended from time-to-time.

      d. You agree that, due to your position, your engaging in any activity that may breach this Agreement will cause the Company great, immediate, and irreparable harm.

      e. Duty of Confidentiality. You agree that during your employment with the Company and for a period of five (5) years following the termination of such employment for any reason, you shall not directly or indirectly divulge or make use of any Confidential Information outside of your employment with the Company (so long as the information remains confidential) without the prior written consent of the Company. You shall not directly or indirectly misappropriate, divulge, or make use of Trade Secrets for an indefinite period of time, so long as the information remains a Trade Secret as defined by the DUTSA and/or any other applicable law. You further agree that if you are questioned about information subject to this agreement by anyone not authorized to receive such information, you will notify the Company's General Counsel within 24 hours. You acknowledge that applicable law may impose longer duties of non-disclosure, especially for Trade Secrets, and that such longer periods are not shortened by this Agreement.

      f. Return of Confidential Information And Company Property. You agree to return all Confidential Information and/or Trade Secrets within three (3) calendar days following the termination of your employment for any reason. To the extent you maintain Confidential Information and/or Trade Secrets in electronic form on any computers or other electronic devices owned by you, you agree to irretrievably delete all such information and to confirm the fact of deletion in writing within three (3) calendar days following termination of employment with the Company for any reason. You also agree to return all property in your possession at the time of the termination of the employment with the Company, including but not limited to all documents, records, tapes, and other media of every kind and description relating to the Business of the Company and its Customers, Customer Prospects, and/or Vendors, and any copies, in whole or in part, whether or not prepared by you, all of which shall remain the sole and exclusive property of the Company.

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         g.   Proprietary Rights. Proprietary Rights shall be promptly and fully disclosed by you to the Company's General Counsel and shall be the exclusive property of the Company as against you and your successors, heirs, devisees, legatees and assigns. You hereby assign to the Company your entire right, title, and interest therein and shall promptly deliver to the Company all papers, drawings, models, data, and other material relating to any of the foregoing Proprietary Rights conceived, made, developed, created or reduced to practice by you as aforesaid. All copyrightable Proprietary Rights shall be considered "works made for hire." You shall, upon the Company's request and at its expense, execute any documents necessary or advisable in the opinion of the Company's counsel to assign, and confirm the Company's title in the foregoing Proprietary Rights and to direct issuance of patents or copyrights to the Company with respect to such Proprietary Rights as are the Company's exclusive property as against you and your successors, heirs, devisees, legatees and assigns under this Section 3.g. or to vest in the Company title to such Proprietary Rights as against you and your successors, heirs, devisees, legatees and assigns, the expense of securing any such patent or copyright, however, to be borne by the Company.

      h. Non-Competition. You covenant and agree that, during the term of your employment with the Company and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, you will not, directly or indirectly, anywhere in the Continental United States, on behalf of any Competitive Business perform the same or substantially the same Job Duties.

      i. Non-Solicitation of Customers, Customer Prospects, and Vendors. You also covenant and agree that during the term of your employment with the Company and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, you will not, directly or indirectly, solicit or attempt to solicit any business from any of the Company's Customers, Customer Prospects, and/or Vendors with whom you had Material Contact during the last two (2) years of your employment with the Company.

      j. Non-Solicitation of Employees. You also covenant and agree that during the term of your employment with the Company and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, you will not, directly or indirectly, on your own behalf or on behalf of or in conjunction with any person or legal entity, recruit, solicit, or induce, or attempt to recruit, solicit, or induce, any non-clerical employee of the Company with whom you had personal contact or supervised while performing your Job Duties, to terminate their employment relationship with the Company.

      k. False Claims Representations, Cooperation and Promises. You also agree to disclose to the Company any information you learn concerning any conduct involving the Company that you have any reason to believe may be unlawful. You promise to cooperate fully with the Company during and after your employment with the Company in any investigation the Company undertakes into matters occurring during your employment with Company. You agree that, as and when requested by the Company whether during or after your employment with the Company, you will fully cooperate with Company in effecting a smooth transition of your responsibilities to others. If requested by the Company, you will promptly and fully respond to all inquiries from the Company and its representatives relating to any claims or lawsuits which relate to matters which occurred during your employment with the Company. If you are contacted as a potential witness to any claim or in any litigation at any time, you will notify Company of any such contact or request within one (1) day after learning of it and will permit the Company to take all steps it deems to be appropriate, if any, to prevent your involvement, or to be present during any such discussions. This Section does not prohibit your participation as a witness to the extent otherwise legally required but does require that you provide Company with notice and the opportunity to object and/or participate.

4. At-Will Status. You acknowledge and agree that nothing in this Agreement is a guarantee or assurance of employment for any specific period of time. Rather, you understand that you are an at-will employee and that the Company may terminate your employment at any time for any reason. You are similarly free to resign at any time for any reason. You also expressly understand that the terms and conditions in Section 2 above do not guarantee employment for any specific period of time or otherwise alter your at-will employment status, but are solely included to set forth amounts and benefits potentially available to you at the termination of your employment.

5. Governing Law and Remedies. In addition to any other remedies at law or in equity it may have, each party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in connection with a breach of the provisions of this Agreement. The Company and you acknowledge and agree that they are bound by their arbitration obligations under Exhibit B attached hereto, which the Company and you also hereby agree to execute contemporaneously and is an integral part of this Agreement. The Company and you agree and acknowledge that all provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware exclusively and without reference to principles of conflict of laws; provided, however, the Federal Arbitration Act ("FAA") will supersede state laws to the extent inconsistent. The Arbitrator(s) shall have no authority to apply the law of any other jurisdiction.

/s/ KAS
-------------

            YOUR INITIALS TO ACKNOWLEDGE AGREEMENT TO GOVERNING LAW AND REMEDIES PROVISION IN SECTION 5.

6. Construction of Agreement. The covenants contained herein shall be presumed to be enforceable, and any reading causing unenforceability shall yield to a construction permitting enforcement. If any single covenant or clause shall be found unenforceable, it shall be severed and the remaining covenants and clauses shall be enforced in accordance with the tenor of the Agreement. In the event the Arbitrator(s) should determine not to enforce a covenant as written due to overbreadth, the parties specifically agree that said covenant shall be modified and enforced to the extent reasonable, whether said modifications are in time, territory, or scope of prohibited activities.

7. Entire Agreement. This Agreement, which includes Exhibits A and B, represents the entire understanding between the Company, Holdings, and you on the matters addressed herein and may not be modified, changed or altered by any promise or statement by the Company or Holdings other than in writing signed by you and an authorized representative of Company and Holdings. This Agreement supersedes any and all prior agreement(s) between the Company and/or Holdings and you, if any so exist, to the extent the terms of such agreement(s) conflict with this Agreement. Otherwise, this Agreement supplements such agreement(s). The waiver by the Company and/or Holdings of a breach of any provision of this Agreement by any employee shall not be construed as a waiver of rights with respect to any subsequent breach by you.

By initialing each page, signing below, and returning this Agreement to me, you acknowledge and accept the terms and conditions outlined above.

                                   Very truly yours,

                                   SIMMONS COMPANY
                                   SIMMONS BEDDING COMPANY

                                   William S. Creekmuir
                                   Executive Vice President and
                                   Chief Financial Officer

YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ AND UNDERSTAND THE PROVISIONS OF THIS AGREEMENT, AND UNDERSTAND THAT YOU HAVE THE RIGHT TO SEEK INDEPENDENT ADVICE AT YOUR EXPENSE OR TO PROPOSE MODIFICATIONS PRIOR TO SIGNING THE AGREEMENT AND HAVE NEGOTIATED PROPOSED MODIFICATIONS TO THE EXTENT YOU DEEMED NECESSARY. NOTHING CONTAINED IN THIS AGREEMENT CREATES A CONTRACTUAL RIGHT TO A CONTINUED EMPLOYMENT FOR A DEFINITE TERM. YOU REPRESENT AND WARRANT THAT YOU HAVE ENTERED INTO THIS AGREEMENT VOLUNTARILY AND AFTER CONSULTING WITH WHOMSOEVER YOU WISHED.

              /s/ Kimberly A. Samon
(Signature)   ------------------------------
              Kimberly A. Samon
(Print Name)  ______________________________

Date: _______________

Social Security #: _____________

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                             EXHIBIT A - JOB DUTIES

Senior Vice President of Human Resources

The Employee's Job Duties include the following:

      -     Develop and implement the Company's strategic human resources plan.

      -     Conduct day-to-day management of all human resources functions.

      - Provide advice regarding human resources decisions and initiatives to management.

      - Manage and develop technology in human resources programs and develop techniques to enhance communications within the Company.

      - Establish and emphasize Company employment standards and diversity programs and implement them through staffing, training, and recruiting efforts.

      - Administer and improve the Company's performance management system, ensuring the development of key managers and executives.

      - Develop, maintain, interpret, and ensure uniform compliance of corporate personnel policies, standards and procedures, as well as training and development programs.

      - Review, administer, and revise the Company's compensation and benefits programs for all employment levels.

      - Ensure the Company's compliance with all relevant federal and state employment laws, representing the Company in relevant litigation matters and managing the Company's labor relations, including contract negotiations and grievances.

-----------                          Page i                         -----------
Initials                                                            Initials
(Employee)                                                          (Company)

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                         EXHIBIT B - ARBITRATION CLAUSE

      (1) IN CONSIDERATION OF THE BENEFITS DESCRIBED IN THE LETTER AGREEMENT EXECUTED BY KIMBERLY A. SAMON (THE "EMPLOYEE" OR "YOU") AND SIMMONS COMPANY (P/K/A THL BEDDING HOLDING COMPANY), A DELAWARE CORPORATION, ("HOLDINGS"), AND SIMMONS BEDDING COMPANY, (P/K/A SIMMONS COMPANY), A DELAWARE CORPORATION, ALONG WITH ITS SUBSIDIARIES, PARENTS, JOINT VENTURES, AFFILIATED ENTITIES, AND INCLUDES ITS SUCCESSORS AND ASSIGNS OR ANY SUCH RELATED ENTITIES (THE "COMPANY") ON THE SAME DATE HERETO AND INTO WHICH THIS EXHIBIT B IS INCORPORATED, ("AGREEMENT"), THE PARTIES HEREBY AGREE THAT ANY CONTROVERSY OR CLAIM ARISING UNDER FEDERAL, STATE AND LOCAL STATUTORY OR COMMON OR CONTRACT LAW BETWEEN THE COMPANY AND/OR HOLDINGS AND YOU INVOLVING THE CONSTRUCTION OR APPLICATION OF ANY OF THE TERMS, PROVISIONS, OR CONDITIONS OF THE AGREEMENT, INCLUDING, BUT NOT LIMITED TO, BREACH OF CONTRACT, TORT, AND/OR FRAUD, MUST BE SUBMITTED TO ARBITRATION ON THE WRITTEN REQUEST OF THE PARTIES SERVED ON THE OTHER. ARBITRATION SHALL BE THE EXCLUSIVE FORUM FOR ANY SUCH CONTROVERSY. FOR EXAMPLE, IF THE COMPANY AND YOU DISAGREE AS TO WHETHER THE COMPANY HAD CAUSE, AS DEFINED BY THE AGREEMENT, TO TERMINATE YOUR EMPLOYMENT OR IF THE COMPANY AND YOU HAVE A DISPUTE CONCERNING THE INTERPRETATION OR ENFORCEABILITY OF ONE OR MORE RESTRICTIVE COVENANTS, THE PARTIES WILL RESOLVE THE DISPUTE EXCLUSIVELY THROUGH ARBITRATION. THE ARBITRATOR'S DECISION SHALL BE FINAL AND BINDING ON THE PARTIES.

      (2) IF ANY CLAIM OR CAUSE OF ACTION AT LAW OR IN EQUITY IS FILED BY A PARTY IN ANY STATE OR FEDERAL COURT WHICH RESULTS IN ARBITRATION BEING COMPELLED AND/OR THE CLAIM OR CAUSE OF ACTION BEING DISMISSED, STAYED, AND/OR REMOVED TO ARBITRATION PURSUANT TO THIS AGREEMENT, THE PARTY WHO INSTITUTED THE CLAIM OR CAUSE OF ACTION IN STATE OR FEDERAL COURT, EITHER WHOLLY OR IN SUBSTANTIAL PART, SHALL, AT THE DISCRETION OF THE ARBITRATOR(s), REIMBURSE THE RESPONDENT FOR ITS REASONABLE ATTORNEYS' FEES, COSTS, AND NECESSARY DISBURSEMENTS TO THE EXTENT PERMITTED BY LAW, IN ADDITION TO ANY OTHER RELIEF TO WHICH IT MAY BE ENTITLED, RELATED TO THE STATE OR FEDERAL COURT CLAIM OR ACTION.

      (3) Excluding the initial filing fee, which shall be borne by the claimant, the cost of arbitration shall be borne by the Company, unless the Arbitrator determines that any claim(s) brought by you was/were wholly frivolous or fraudulent. If an arbitration or any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party, either wholly or in substantial part, shall, at the discretion of the Arbitrator, be entitled to its reasonable attorneys' fees, costs, and necessary disbursements to the extent permitted by law, in addition to any other relief to which it may be entitled.

      (4) The parties hereby agree that all claims must be submitted to arbitration administered by the American Arbitration Association's Southeast Case Management Center in Atlanta, Georgia and the arbitration will be conducted in Atlanta, Georgia.

      (5) The arbitration shall comply with and be governed by the American Arbitration Association's Commercial Arbitration Rules ("Rules") effective as of the execution date below, to the extent such Rules are not contrary to the express provisions of this Agreement. The parties also agree that the American Arbitration Association Optional Rules for Emergency Measures of Protection ("Emergency Rules") shall apply to proceedings under this Agreement. The above Rules and Emergency Rules can be found at the following page of the American Arbitration Association's website, www.adr.org: http://www.adr.org/sp.asp?id=22440. You acknowledge that you should read these Rules and Emergency Rules and that it is your responsibility to be familiar with them prior to signing the Agreement. If you are unable to access the Rules and/or Emergency Rules at the above website, you can request a copy of them from a Company official prior to signing the Agreement.

      (6) The parties agree and acknowledge that all provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware exclusively and without reference to principles of conflict of laws; provided, however, the Federal Arbitration Act ("FAA") will supersede state laws to the extent inconsistent. Any claim(s) involving the construction or application of this Agreement must be submitted to arbitration within the statute of limitations period for such claim(s) under Delaware state law. The Arbitrator(s) shall have no authority to apply the law of any other jurisdiction.

      (7) The dispute shall be heard and determined by one Arbitrator, unless the parties mutually consent in writing signed by you and an authorized representative of Company and/or Holdings to a panel of three (3) Arbitrators. Unless the parties mutually consent otherwise, the parties agree and request that the Arbitrator(s) issue a reasoned award in accordance with Commercial Arbitration Rule R-42(b).

      I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP MY RIGHT TO A JURY TRIAL.

Executed this___________day of________________, 2006.
                (day)             (month)

THE EMPLOYEE                                         SIMMONS BEDDING COMPANY
                                                     SIMMONS COMPANY

/s/ Kimberly A. Samon                          By:___________________________
---------------------------------

(Print Name)_____________________               ______________________(title)

Social Security #: ______________

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